EXHIBIT 99

Empire Petroleum Secures Unanimous Victory to Advance CO2 Development and Protect EMSU Assets

TULSA, OK – (August 15, 2025) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, announced the New Mexico Oil Conservation Commission (“NMOCD” or the “Commission”) has issued a unanimous and favorable ruling regarding the Company’s rights to the Residual Oil Zone (“ROZ”) in the Eunice Monument South Unit (“EMSU”) Unitized Interval in Lea County, New Mexico.

After four years of expenditures, Empire received the Commission’s unanimous decision at a public hearing on August 14, 2025, affirming the existence of a ROZ in the Grayburg and San Andres formations within the EMSU and confirming Empire’s exclusive rights to produce the ROZ under the 1984 Commission Order. The Commission is allowing Empire the opportunity to implement a CO2 enhanced oil recovery (“EOR”) pilot project over the next three years.

In addition to the findings noted above, the Commission unanimously ordered the following actions:

•	Deny five new injection well applications from Goodnight Midstream Permian, LLC (“Goodnight”);
•	Deny application for increased injection from Goodnight;
•	Suspend injection operations on four existing Goodnight injection wells; and
•	Deny all pending motions attached to these cases.

The Commission further found that, while Empire did not prove immediate correlative rights impairment in the Grayburg from neighboring operators’ injection activities, the Company presented compelling evidence of possible future impairment or waste.

Following this outcome, Empire intends to proceed with Motions to Revoke existing permits granted to the remaining third-party saltwater disposal operators disposing wastewater into the EMSU and Unitized Interval of the Arrowhead Grayburg Unit, while concurrently advancing litigation for trespass and damages.

“We are extremely pleased with this unanimous decision, which marks a significant regulatory win for Empire and reinforces our position in New Mexico,” said Phil Mulacek, Chairman of the Board. “It paves the way for us to move forward with CO2 development to unlock the capacity for sustained production in the ROZ and upper zones, while also safeguarding our assets from activities that threaten their value.”

Mike Morrisett, President and CEO, added, “This outcome reflects years of dedicated work by our employees, legal team, and consultants, and I want to thank them for their tireless efforts in protecting and advancing our New Mexico position. We also want to thank the NMOCD for its thorough review of the facts and its unanimous decision. We take seriously our fiduciary responsibility to our shareholders and remain committed to realizing the long-term value we see in the EMSU assets. This decision gives us a clear path forward to responsibly develop these resources and position Empire for sustained growth and returns.”

The full text of the Commission’s decision will be available on the NMOCD website in the coming days.

About Empire Petroleum

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with their existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Mike Morrisett President & CEO 539-444-8002 info@empirepetrocorp.com	Kali Carter Communications & Investor Relations Manager 918-995-5046 IR@empirepetrocorp.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, future commodity prices, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, including inflation, tariffs and interest rates, uncertainties associated with legal and regulatory matters, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.